Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM S-8

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933


                         HANNAFORD BROS.
        (Exact name of registrant as specified in its charter)

              Maine                         01-0085930
  (State or other jurisdiction of        (I.R.S. Employer
  incorporation or organization)        Identification No.)

  145 Pleasant Hill Road, Scarborough, Maine        04074
  (Address of Principal Executive Offices)        (Zip Code)


              HANNAFORD BROS. CO. 1988 STOCK PLAN
                      (Full title of plan)


                      Charles H. Crockett
                    145 Pleasant Hill Road
                   Scarborough, Maine  04074
                         (207) 883-2911
   (Name, address and telephone number of agent for service)


               CALCULATION OF REGISTRATION FEE

                               Proposed   Proposed
Title of                       Maximum    Maximum
Securities                     Offering   Aggregate   Amount of
to be         Amount to be     Price Per  Offering    Registra-
Registered    Registered       Share*     Price*      tion Fee

Common Stock, 1,400,000 shares $28.25   $39,550,000  $13,637.93
$.75 Par Value

*Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for June 26, 1995.

                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Hannaford Bros. Co. ("Hannaford" or the "Company") hereby incorporates by reference into this Registration Statement the Company's Annual Report on Form 10-K for the year ended December 31, 1994; the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 1995; and the description of the Company's Common Stock contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. There shall be deemed to be incorporated herein by reference, from the date of filing thereof, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 5.  Interests of Named Experts and Counsel.

     Verrill & Dana of Portland, Maine is general counsel to the Company and has given its opinion with regard to the validity of the Common Stock to which this Registration Statement relates. Peter B. Webster, a partner in the firm, serves as Clerk and an Assistant Secretary of the Company; Gregory
S. Fryer, a partner in the firm, also serves as an Assistant Secretary of the Company. Members of the firm hold in the aggregate less than 1% of the Common Stock of Hannaford.

Item 6.  Indemnification of Directors and Officers.

     Hannaford's bylaws provide for indemnification of directors and officers of the Company for certain actions taken or omitted in good faith. In general, the scope of such indemnity is as broad as is permitted by the Maine Business Corporation Act. In addition, Hannaford carries liability insurance relative to certain of these indemnifications. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Pursuant to an amended and restated standstill agreement between Hannaford and the Sobey Parties dated as of February 4, 1988, the Company has agreed to indemnify the Sobey Parties against any claims which may arise from execution and delivery of such agreement. The Sobey Parties presently own approximately 25.6% of the Company's outstanding Common Stock.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration
Statement:

4.1 Articles of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-
7603).

4.2  By-laws of the Registrant, as amended, is incorporated by reference to
Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 (SEC File No. 1-7603).

4.3 Rights Agreement dated of February 4, 1988 between the Registrant and The First National Bank of Boston, as Rights Agent, is incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K, dated February 16, 1988 (SEC File No. 1-7603).

4.4 Appointment and Amendment Agreement dated September 22, 1992 to said Rights Agreement, substituting Continental Stock Transfer & Trust Company as Rights Agent, is incorporated by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-7603).

4.5  Hannaford Bros. Co. 1988 Stock Plan, as amended.

5    Opinion, dated June 27, 1995, of Verrill & Dana, including the consent of such counsel.

15   Letter of Coopers & Lybrand dated June 27, 1995.

23.1 Consent of Coopers & Lybrand.

23.2 Consent of Verrill & Dana (included in Exhibit 5).

Item 9.  Undertakings.

     1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scarborough, State of Maine, on June 27, 1995.

HANNAFORD BROS. CO.

/s/Hugh G. Farrington
Hugh G. Farrington
President
Chief Executive Officer
Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated above.

/s/James L. Moody, Jr.             /s/Laurel Cutler
James L. Moody, Jr.                Laurel Cutler
Chairman of the Board,             Director
Director

/s/David F. Sobey                  /s/Blythe J. McGarvie
David F. Sobey                     Blythe J. McGarvie
Director                           Senior Vice President,
                                   Chief Financial Officer

/s/Walter J. Salmon                 /s/Robert L. Strickland
Walter J. Salmon                    Robert L. Strickland
Director                            Director

/s/Hugh G. Farrington               /s/Richard K. Lochridge
Hugh G. Farrington                  Richard K. Lochridge
President, Chief Executive          Director
Officer, Director

/s/Claudine B. Malone               /s/Bruce D. Kay
Claudine B. Malone                  Bruce D. Kay
Director                            Vice President & Controller

/s/Robert D. Bolinder               /s/William A. Andres
Robert D. Bolinder                  William A. Andres
Director                            Director

/s/Bruce G. Allbright               /s/William T. End
Bruce G. Allbright                  William T. End
Director                            Director

/s/James W. Gogan
James W. Gogan
Director

                       HANNAFORD BROS. CO.


                            FORM S-8


                        INDEX TO EXHIBITS


4.1 Articles of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-
7603).

4.2  By-laws of the Registrant, as amended, is incorporated by reference to
Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 (SEC File No. 1-7603).

4.3 Rights Agreement dated of February 4, 1988 between the Registrant and The First National Bank of Boston, as Rights Agent, is incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K, dated February 16, 1988 (SEC File No. 1-7603).

4.4 Appointment and Amendment Agreement dated September 22, 1992 to said Rights Agreement, substituting Continental Stock Transfer & Trust Company as Rights Agent, is incorporated by reference to Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-7603).

4.5  Hannaford Bros. Co. 1988 Stock Plan, as amended.

5    Opinion, dated June 27, 1995, of Verrill & Dana, including the consent of such counsel.

15   Letter of Coopers & Lybrand dated June 27, 1995.

23.1 Consent of Coopers & Lybrand.

23.2 Consent of Verrill & Dana (included in Exhibit 5).